                                                                    EXHIBIT 11.3


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
            (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)


                                                                                                                   WEIGHTED
                                                                                                DAYS            AVERAGE SHARES
                                                                                             OUTSTANDING         OUTSTANDING
                                                                                            --------------     ---------------
Average share price for year ended December 31,
1997(1)                                                                         $17.00

BASIC

COMMON SHARES OUTSTANDING:
As of January 1, 1997                                      59,929                                     365              52,930
Shares issued 5/21/97                                      20,400                                     225              12,575
                                                                                                               ---------------

                                                                                                                       65,505
                                                                                                               ===============

Net income                                                                                                            $46,865
Less dividends on preferred share's
    Series A                                                                    $9,885
    Series B                                                                     1,543                                (11,428)
                                                                      -----------------                        ---------------

Net income allocable to common shares                                                                                 $35,437
                                                                                                               ===============

Basic earnings per share amount                                                                                         $0.54
                                                                                                               ===============

DILUTED

COMMON SHARES OUTSTANDING:                                                                                             65,505

1996 WARRANTS:
As of January 1, 1997                                       6,246
Series A Preferred Shares                                  (5,871)
                                                   ---------------
   Excess 1996 Warrants (a)                                   375
                                                   ===============
Per Share Price
   Average Market Price (b)                                                     $17.00
   Exercise Price (c)                                                           $16.01
Common equivalent shares (b-c)/a)*b                                                                   365                  22

1997 WARRANTS:
As of May 21, 1997                                          2,090
Series B Preferred Shares                                  (1,800)
                                                   ---------------
   Excess 1997 Warrants (d)                                   290
                                                   ===============
Per Share Price
   Average Market Price (e)                                                     $17.00
   Exercise Price (f)                                                           $15.00
Common equivalent shares (e-f)/d*e                                                                    225                  21

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                                                        EXHIBIT 11.3 (CONTINUED)


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
            (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)



                                                                                   WEIGHTED
                                                                                   AVERAGE
                                                                 DAYS               SHARES
                                                              OUTSTANDING        OUTSTANDING
                                                             --------------     ---------------
Weighted average common and common equivalent
shares                                                                                  65,548
                                                                                ===============

Net income                                                                             $46,865
Less net income allocable to preferred shares                                          (11,428)
                                                                                ---------------

Net income allocable to common shares                                                  $35,437
                                                                                ===============

Diluted earnings per share amount                                                        $0.54
                                                                                ===============


Note - The preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the EPS calculations is based on the closing market price as reported by the New York Stock Exchange on December 31, 1997, since the average market price of the Company's stock was not available prior to the Company's IPO in May 1997.